                                                                    EXHIBIT 99.1

                              SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007

                                 April 11, 2001

Dear Shareholder:

         You are cordially invited to attend our annual meeting of shareholders, which will be held at Belin Memorial United Methodist Church, 4183 Highway 17 Bypass, Murrells Inlet, South Carolina 29576, on Monday, May 14, 2001, at 4:30 p.m. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

         The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations since our opening in November 2000, as well as our plans for the future.

         To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

                                            Sincerely,


                                            /s/ Dalton B. Floyd, Jr.

                                            Dalton B. Floyd, Jr.
                                            Chief Executive Officer and
                                            Chairman of the Board


                                            /s/ Thomas Bouchette

                                            Thomas Bouchette
                                            President


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                              SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2001

         The annual meeting of shareholders of Sun Bancshares, Inc. will be held on Monday, May 14, 2001, at 4:30 p.m., at Belin Memorial United Methodist Church, 4183 Highway 17 Bypass, Murrells Inlet, South Carolina 29576 for the following purposes:

         (1) To elect five persons to serve as Class I directors for a three-year term expiring in 2004;

         (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

         The board of directors has set the close of business on April 4, 2001, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

         We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                       By Order of the Board of Directors,


                                       /s/ Dalton B. Floyd, Jr.

                                       Dalton B. Floyd, Jr.
                                       Chief Executive Officer and
                                       Chairman of the Board


                                       /s/ Thomas Bouchette

                                       Thomas Bouchette
                                       President

April 11, 2001


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                              SUN BANCSHARES, INC.
                              4367 Riverwood Drive
                                  P.O. Box 1359
                      Murrells Inlet, South Carolina 29576
                                 (843) 357-7007

                     PROXY STATEMENT FOR 2001 ANNUAL MEETING

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

         Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, May 14, 2001, at 4:30 p.m., at Belin Memorial United Methodist Church, 4183 Highway 17 Bypass, Murrells Inlet, South Carolina 29576, and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

         The close of business on April 4, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 11, 2001.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value, authorized, of which 715,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

PROPOSALS TO BE CONSIDERED

         Shareholders will be asked to vote on election of five persons to serve as Class I directors of the Company for a three-year term expiring in 2004.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.


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PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the board of directors.

         You can revoke your proxy at any time before it is voted by delivering to Thomas Bouchette, President of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

        Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

         The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.


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

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Company's Board of Directors consists of 15 members and is divided into three classes with five members in each class. Each class of directors serves a staggered three-year term. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director's successor. The board of director recommends that the shareholders elect the persons identified below be elected as directors nominees to serve as Class I directors for a three-year term expiring in 2004. The following table shows for each nominee and continuing director: (a) his or her name, (b) his or her age at December 31, 2000, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company, other than as a director, and (e) his principal occupation and recent business experience.

                                           DIRECTOR     POSITION WITH THE COMPANY
NAME (AGE)                                  SINCE       AND BUSINESS EXPERIENCE
----------                                 --------     -----------------------

CLASS I DIRECTOR NOMINEES:
(Term Expiring 2004)

Thomas Bouchette (42)                        1999       President of the Company and President and Chief
                                                        Executive Officer of the Bank

Edsel J. ("Coupe") DeVille (62)              1999       Director of Community Development, Commercial
                                                        Landtec, Corp., a commercial real estate firm

John S. Divine, III (62)                     1999       Co-owner, Divine Holdings, LLC, which invests in
                                                        rental properties, secured mortgages and stocks and
                                                        co-owner, Divine Restaurants, Inc., which owns and
                                                        operates 15 Restaurants

Dalton B. Floyd, Jr. (62)                    1999       Attorney and sole owner, The Floyd Law Firm PC;
                                                        Chairman of the Board and Chief Executive Officer of
                                                        the Company

Jeanne Louise Fourrier-Eggart (47)           1999       Periodontist and sole owner, Jeanne L. Fourrier, DDS,
                                                        MHS, PA

                                           DIRECTOR     POSITION WITH THE COMPANY
NAME (AGE)                                  SINCE       AND BUSINESS EXPERIENCE
----------                                 --------     -----------------------

CLASS II CONTINUING DIRECTORS:
(Term Expiring 2002)

David E. Grabeman (47)                       1999       Dentist and sole owner, David E. Grabeman, DDS

Richard Edwin Heath (53)                     1999       Certified Public Accountant and Certified Valuation
                                                        Analyst and sole owner, Richard E. Heath, CPA

Paul John Hletko (54)                        1999       Pediatrician and sole owner, Georgetown Pediatric
                                                        Center, PA

Judy B. Long (49)                            1999       Sole or part owner of several retail, restaurant and
                                                        printing businesses, including Four Seasons Screen
                                                        Printing, Sports Spectacular, Inc., Super Sports
                                                        Spectacular, Carol, Inc, and Fins, Inc.

Thomas O. Morris, Jr.                        1999       Pharmacist, owner of Hemingway Pharmacy, Inc.; owner
                                                        of Home Medical Care, which provides durable home
                                                        medical equipment

CLASS III CONTINUING DIRECTORS:
(Term Expiring 2003)

Georgie B. Martin (58)                       2000       Sole owner, Garden City Pavilion; President and sole
                                                        owner, Independent Coin, Inc.; President and
                                                        co-owner, Martin Coin Machine, Inc.

Joel A. Pellicci (57)                        1999       President and sole owner, Jo-Lin Enterprises, a
                                                        McDonald's franchisee

Donald E. Perry (60)                         1999       President and co-owner, Lakewood Camping Resort,
                                                        which provides campground facilities

Chandler C. Prosser (33)                     1999       President and sole owner of various real estate
                                                        development and management companies including
                                                        Prosser Realty Company, Inc.; co-owner, Grove
                                                        Development, LLC; and Managing Partner, Wachesaw
                                                        Golf, LLC

Larry N. Prosser (54)                        1999       President and sole owner, Glenn's Bay, Inc., a real
                                                        estate development company; owner of various other
                                                        real estate development and construction companies


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

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected the accounting firm of Tourville, Simpson & Caskey, L.L.P., to serve as independent accountants of the Company for the fiscal year ending December 31, 2001. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

         The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

         If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

April 11, 2001


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

                              SUN BANCSHARES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 14, 2001

         The undersigned hereby appoints Thomas Bouchette or Dalton B. Floyd, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Sun Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at Belin Memorial United Methodist Church, 4183 Highway 17 Bypass, Murrells Inlet, South Carolina 29576 on Monday, May 14, 2001, at 4:30 p.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL 1:       To elect the five (5) persons listed below to serve as Class
                  I directors of Sun Bancshares, Inc. for a three-year term expiring at the 2004 annual meeting of shareholders:

                          Thomas Bouchette
                          Edsel J. ("Coupe") DeVille
                          John S. Divine, III
                          Dalton B. Floyd, Jr.
                          Jeanne Louise Fourrier-Eggart

                    [ ]  FOR all nominees listed above (except as      [ ] WITHHOLD authority to vote for all nominees
                         indicated below)                                  listed above

INSTRUCTION:        To withhold authority for any individual nominees, mark
                    "FOR" above, and write the nominees' names in this space.

                    ------------------------------------------------------------

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

         If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    --------------------------------------------
                                    Signature of Shareholder               Date


                                    --------------------------------------------
                                    Signature of Shareholder               Date


                                    --------------------------------------------
                                    Print Name(s) of Shareholder(s)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL ________   WILL NOT _________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE